CONSENT OF INDEPENDENT ACCOUNTANTS








We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 11, 2003, relating to the financial statements and financial highlights which appear in the January 31, 2003 Annual Report to Shareholders of New Jersey Daily Municipal Income Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Accountants" and "Financial Statements" in such Registration Statement.














PricewaterhouseCoopers LLP


New York, NY


May 28, 2003